UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BOEING COMPANY

(Name of registrant as specified in its charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 29, 2013

Annual Meeting Information
For Shareholders as of the close of business on: March 1, 2013
THE BOEING COMPANY	Date: April 29, 2013	Time: 10:00 A.M. CDT
Location: The Field Museum
1400 South Lake Shore Drive
Chicago, Illinois 60605-2496

THE BOEING COMPANY 100 N. RIVERSIDE PLAZA MC 5003-1001 CHICAGO, IL 60606-1596 ATTN: DANA KRUEGER	You are receiving this communication because you hold shares of The Boeing Company.

This is not a ballot. You cannot use this notice to vote. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You may view the proxy materials online at www.proxyvote.com or by scanning the QR code on the reverse side, or you may request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW Online or RECEIVE in Paper or Electronic Form:

Notice of 2013 Annual Meeting and Proxy Statement and The Annual Report for the year ended December 31, 2012

How to View Online:

Have the information that is printed in the box marked by the arrow    (located on the following page) and visit: www.proxyvote.com, or use your smartphone to scan the QR code below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy. Shareholders may also request paper or e-mail copies of the proxy materials for all future meetings. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before April 15, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

  Vote By Internet: Go to www.proxyvote.com or scan the QR code above using your smartphone. Have the information that is printed in the box marked by the arrow     (located on the following page) available and follow the instructions.

  Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

 Vote In Person: You may choose to attend, and vote in person at, the Annual Meeting of Shareholders. A ballot will be provided to shareholders of record who attend the Meeting and wish to vote in person. Please refer to the Proxy Statement available online for admission requirements, as well as directions on how to get to the meeting location. This notice serves as your admission ticket.

         Deadline to Vote By Internet: Your internet vote must be received by 10:59 p.m. CDT on Sunday, April 28, 2013.

Voting Items
The Board of Directors recommends you vote FOR the following 11 director nominees: 1. Election of Directors
1a.	David L. Calhoun	COMPANY PROPOSALS: The Board of Directors recommends you vote FOR proposals 2 and 3.

1b.	Arthur D. Collins, Jr.	2.	Advisory Vote to Approve Named Executive Officer Compensation.

1c.	Linda Z. Cook	3.	Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor for 2013.

1d.	Kenneth M. Duberstein
		SHAREHOLDER PROPOSALS: The Board of Directors recommends you vote AGAINST proposals 4, 5, 6 and 7.
1e.	Edmund P. Giambastiani, Jr.

1f.	Lawrence W. Kellner	4.	Future Extraordinary Retirement Benefits.

1g.	Edward M. Liddy	5.	Action by Written Consent.

1h.	W. James McNerney, Jr.	6.	Executives to Retain Significant Stock.

1i.	Susan C. Schwab	7.	Independent Board Chairman.
		Note: In their discretion, the proxies are authorized to vote on such other matters that may properly come before the 2013 Annual Meeting of Shareholders or any adjournment or postponement thereof.
1j.	Ronald A. Williams

1k.	Mike S. Zafirovski